PRESS RELEASE

Exhibit 99.1

For Immediate Release:Contact:

Mollie Condra, Ph.D.

HealthStream

(615)-301-3237

mollie.condra@healthstream.com

HealthStream CEO Rewards Employees with Contribution of Personally Owned Shares of Company Stock

NASHVILLE, Tennessee (June 27, 2019) – HealthStream (Nasdaq: HSTM) announced today that its chief executive officer, Robert A. Frist, Jr., has contributed approximately         $2.0 million of his personally owned shares of HealthStream common stock for the benefit of HealthStream employees. To accomplish this, Mr. Frist has contributed 78,520 of his shares to HealthStream, and HealthStream has approved the grant of that same number of shares under its 2016 Omnibus Incentive Plan to eligible employees, as noted below. It is contemplated that these shares, which will not be subject to any vesting conditions, will be issued in late July.

Approximately 820 HealthStream employees will receive shares of stock from this contribution, which will include all active employees with the exception of the Company’s executive officer team.

“Since our initial launch as a two-person company in 1990, HealthStream has grown into a leading provider of workforce development solutions for healthcare organizations—and our employees have made this happen,” said Robert A. Frist, Jr., chief executive officer, HealthStream. “I am excited to make this contribution to allow our employees, many of whom have not previously participated in our equity programs, to become owners in the Company that they helped to build and join all of our financial stakeholders in the future success of HealthStream.”

The grant of HealthStream common stock for employees will result in no dilution of shares to any existing shareholders other than Mr. Frist. In addition, Mr. Frist has contributed an additional 7,852 shares (valued at approximately $200,000) to HealthStream, without consideration paid to Mr. Frist, which amount is equivalent to the estimated Company costs associated with the equity grants, such as administrative expenses and employer payroll taxes which will be associated with the grants. The Company will record a compensation expense of approximately $2.0 million, along with approximately $200,000 for such administrative expenses and employer payroll taxes, in connection with this transaction in the second quarter of 2019. The only impact on adjusted EBITDA in connection with this transaction will be approximately $200,000 of such payroll tax and administrative expenses.

“Our employees are united in their strong commitment to our vision to improve the quality of healthcare delivery and their hard work over the years is making a difference,” said Mr. Frist.

HealthStream, Inc. • 500 11th Avenue, North, Suite 1000 • Nashville, Tennessee 37203 • 615-301-3100 • www.healthstream.com

“For those that have been on this journey, I want to recognize their service with the expression of my appreciation.”

About HealthStream

HealthStream (Nasdaq: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by healthcare organizations across the U.S. for workforce development, training & learning management, talent management, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. Based in Nashville, Tennessee, HealthStream has additional offices in Jericho, New York; Boulder; Colorado; Denver, Colorado; San Diego, California; and Chicago, Illinois. For more information, visit http://www.healthstream.com or call 800-933-9293.

This press release contains forward-looking statements (statements other than solely with respect to historical fact) that involve risks and uncertainties regarding HealthStream. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results or events predicted in these statements to be materially different from actual future events or results, including, without limitation, as the result of risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 25, 2019, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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